SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

AJS Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

........................................................................
2) Aggregate number of securities to which transaction applies:

.......................................................................
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

.......................................................................
4) Proposed maximum aggregate value of transaction:

........................................................................

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 21, 2008

Dear Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AJS Bancorp, Inc.  The Annual Meeting will be held at A. J. Smith Federal Savings Bank, 14757 S. Cicero, Midlothian, Illinois 60445, at 1:00 p.m., (local time) on May 21, 2008.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our business activities and operating performance.

At the Annual Meeting, stockholders will be given an opportunity to elect two directors to the Board of Directors and to ratify the appointment of Crowe Chizek and Company LLC as our independent registered public accountants for the 2008 fiscal year.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of its stockholders.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered at the Annual Meeting.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting.  Your vote is important, regardless of the number of shares that you own.  Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ Thomas R. Butkus

Thomas R. Butkus
Chairman and Chief Executive Officer

AJS BANCORP, INC.
14757 South Cicero Avenue
Midlothian, Illinois 60445
(708) 687-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2008

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of AJS Bancorp, Inc. will be held at A. J. Smith Federal Savings Bank, 14757 S. Cicero, Midlothian, Illinois 60445, on May 21, 2008 at 1:00 p.m., local time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held for the purpose of considering and acting upon:

1.	The election of one director to the Board of Directors;

2.	The ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accountants for the year ending December 31, 2008; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on March 31, 2008 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our main office located at 14757 S. Cicero Avenue, Midlothian, Illinois 60455 for the 10 days immediately prior to the Annual Meeting.  It will also be available for inspection at the Annual Meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors.

/s/ Donna J. Manuel

Donna J. Manuel
Corporate Secretary
Midlothian, Illinois
April 21, 2008

IMPORTANT:  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO
POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

AJS Bancorp, Inc.
14757 South Cicero Avenue
Midlothian, Illinois 60445
(708) 687-7400

ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AJS Bancorp, Inc. to be used at our Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at A. J. Smith Federal Savings Bank, 14757 S. Cicero, Midlothian, Illinois, 60445, on May 21, 2008 at 1:00 p.m., local time, and all adjournments thereof.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 21, 2008.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon.  Where no instructions are indicated, proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.  Execution of a proxy, however, confers to the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by (i) sending written notice of revocation to our Corporate Secretary at the address shown above, (ii) voting a later dated proxy, or (iii) by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares of common stock are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had previously submitted a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on March 31, 2008 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, we had 2,036,872 shares of common stock issued and outstanding, of which AJS Bancorp, MHC, our mutual holding company parent, owned 1,227,544 shares, or 60.3% of the total shares outstanding.  AJS Bancorp, MHC intends to vote “FOR” the proposals presented at the Annual Meeting.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group, and by each person who was the beneficial owner of more than five percent of our outstanding shares of common stock on the Record Date.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership (1)(2)	Percent of Shares of Common Stock Outstanding
AJS Bancorp, MHC 14757 South Cicero Avenue Midlothian, Illinois 60445	1,227,544	60.3%

Named Directors and Executive Officers:

Thomas R. Butkus (3)	83,482	4.10

Roger L. Aurelio (4)	25,695	1.26

Raymond J. Blake (5)	40,095	1.97

Edward S. Milen (6)	18,695	0.92

Richard J. Nogal (7)	10,771	0.53

Lyn G. Rupich (8)	35,456	1.74

W. Anthony Kopp (9)	20,720	1.02

Pamela N. Favero (10)	3,358	0.17

All officers and directors as a group (8 persons)	238,272	11.70%
__________________________
(1)	Does not include shares allocated under the A. J. Smith Federal Savings Bank Employee Stock Ownership Plan and Trust (“ESOP”).
(2)	Directors are also directors of AJS Bancorp, MHC.
(3)
Includes 24,000 shares underlying options exercisable within 60 days of the record date.  Mr. Butkus has sole voting and investment power over 51,966 shares and shared voting and investment power over 7,516 shares.

(4)
Includes 5,895 shares underlying options exercisable within 60 days of the record date.  Mr. Aurelio has sole voting and investment power over 7,800 shares and shared voting and investment power over 12,000 shares.

(5)
Includes 5,895 shares underlying options exercisable within 60 days of the record date.  Mr. Blake has sole voting and investment power over 13,060 shares and shared voting and investment power over 21,140 shares.

(6)
Includes 5,895 shares underlying options exercisable within 60 days of the record date.  Mr. Milen has sole voting and investment power over 7,800 shares, and shared voting and investment power over 5,000 shares.

(7)
Includes 1,200 shares underlying options exercisable within 60 days of the record date.  Mr. Nogal has sole voting and investment power over 4,571 shares, and shared voting and investment power over 5,000 shares.

(8)
Includes 22,000 shares underlying options exercisable within 60 days of the record date.  Ms. Rupich has sole voting and investment power over 2,274 shares and shared voting and investment power over 11,182 shares.

(9)	Includes 10,000 shares underlying options exercisable within 60 days of the record date. Mr. Kopp has sole voting and investment power over 10,720 shares.
(10)
Includes 2,200 shares underlying options exercisable within 60 days of the record date.  Ms. Favero has sole voting and investment power over 1,008 shares and shared voting and investment power over 150 shares.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Crowe Chizek and Company LLC as our independent registered public accountants, by checking the appropriate box a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item.  The affirmative vote of holders of a majority of the total votes cast at the Annual Meeting in person or by proxy, without regard to broker non-votes, or proxies marked

“ABSTAIN” is required for ratification of Crowe Chizek and Company LLC as our independent registered public accountants.

Management anticipates that the majority stockholder will vote all of its shares in favor of the matters set forth above.  If AJS Bancorp, MHC votes all of its shares in favor of each proposal, the approval of the election of the director nominees and the ratification of Crowe Chizek and Company LLC would be assured.

Proxies solicited hereby will be returned to us and will be tabulated by an inspector of election designated by our Board of Directors.

Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares of our common stock be represented by proxy or present in person at the Annual Meeting.  Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope.  Stockholders are urged to indicate their vote in the spaces provided on the proxy card.  PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY.  WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is composed of five members.  Our bylaws provide that approximately one-third of the directors are to be elected annually.  Directors are generally elected to serve for a three year period or until their respective successors have been elected and shall qualify.  The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year.  One director will be elected at the Annual Meeting.  The nominating committee of the Board of Directors has nominated Roger L. Aurelio to serve as a director for a three-year term.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of board members.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominee was selected.  The Board of Directors recommends a vote “FOR” the nominees to serve as director until his respective term expires.

Name	Age (1)	Positions Held	Director Since (2)	Term to Expire	Shares of Common Stock Beneficially Owned on the Record Date	Percent of Class

NOMINEE

Roger L. Aurelio	60	Director	1999	2011	25,695	1.26

DIRECTORS CONTINUING IN OFFICE

Raymond J. Blake	64	Director	1979	2009	40,095	1.97

Thomas R. Butkus	60	Chairman and Chief Executive Officer	1977	2009	83,482	4.10

Richard J. Nogal	51	Director	2003	2010	10,771	*

Edward S. Milen	82	Director	1977	2010	18,695	*
________________________________
*	Less than 1%.
(1)	At December 31, 2007.
(2)	Reflects initial appointment to the Board of Directors of A. J. Smith Federal’s mutual predecessor.

The principal occupation during the past five years of each of our directors and executive officers is set forth below.  All directors and executive officers have held their present positions for all five years unless otherwise stated.

Thomas R. Butkus is our Chief Executive Officer and Chairman of the Board of Directors and Chief Executive Officer and Chairman of the Board of A. J. Smith Federal Savings Bank (“A. J. Smith Federal”), and has held these positions with A. J. Smith Federal since 1988.  Mr. Butkus also served as President of A. J. Smith Federal from 1982 until 2002.  Mr. Butkus has been employed by A. J. Smith Federal in various positions since 1972.

Roger L. Aurelio is the President and Chief Executive Officer of New Supplies Co., Romeoville, Illinois, which sells and maintains pneumatic nailing and stapling equipment.

Raymond J. Blake is retired.  Until his retirement in 1997, Mr. Blake was the Director of Research and Development with Commonwealth Edison, an electric utility company.

Edward S. Milen is retired.  Prior to his retirement, Mr. Milen was the owner of a service station, located in Midlothian, Illinois.

Richard J. Nogal is a law partner with Goldstine, Skrodzki, Russian, Nemec and Hoff, Ltd. (GSRNH), located in Burr Ridge, Illinois.  Mr. Nogal has been with GSRNH since 2002.  Prior to this he was a partner with the law firm of Lillig & Thorsness, Ltd.  Mr. Nogal has been, and continues to be, of counsel to A. J. Smith Federal since 1986.

W. Anthony Kopp, age 57, is Senior Vice President in charge of Commercial Lending.  Mr. Kopp joined A. J. Smith Federal in May 2001.  From 1998 until joining A. J. Smith Federal, Mr. Kopp was Senior Vice President- Commercial Lending at Republic Bank of Chicago.

Lyn G. Rupich, age 46, is our President and President and Chief Operating Officer of A. J. Smith Federal.  Prior to her appointment as President in 2002 Ms. Rupich was the Vice President and Chief Financial Officer of A. J. Smith Federal.  Ms. Rupich has been associated with A. J. Smith Federal since 1987.

Pamela N. Favero, age 44, is our Chief Financial Officer and the Chief Financial Officer of A. J. Smith Federal.  Prior to her appointment as Chief Financial Officer in 2002, Ms. Favero was the Assistant to the Chief Financial Officer/Internal Auditor of A. J. Smith Federal Savings Bank.  Ms. Favero has been associated with A. J. Smith Federal since 1991.

Board of Director Independence

We are a “controlled company” under Nasdaq Marketplace Rules because more than 50% of our voting power is held by AJS Bancorp, MHC.  Therefore, we are exempt from the Nasdaq Marketplace Rules requiring (1) that we have a majority of independent directors on the board, (b) any compensation committee and nominating committee be comprised solely of independent directors, (c) the compensation of executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (d) the election or recommendation of director nominees for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

The Board of Directors has determined that, except as to Mr. Butkus, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards.

In determining the independence of our directors, the Board of Directors considered the fact that we have lending relationships with Directors Blake and Nogal.  A. J. Smith Federal has made a loan to each of these directors which is secured by the director’s primary residence.  In addition, A. J. Smith Federal has retained the law firm of Goldstine, Skrodzki, Russian, Nemec and Hoff, Ltd., of which Mr. Nogal is a partner.  The fees paid to Goldstine, Skrodzki, Russion, Nemec and Hoff, Ltd, totaled $12,457 during 2007.

Ownership Reports by Officers and Directors

Our common stock is registered pursuant to Section 12(g) of the Exchange Act.  Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the common stock.  SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis.  All of our officers and directors who are required to file Forms 3, 4 and 5 filed these forms on a timely basis.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of our Board of Directors is conducted through meetings and activities of the Board of Directors and its committees.  The Board of Directors held 13 meetings during the year ended December 31, 2007.  During the year ended December 31, 2007, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

Nominating Committee

During the year ended December 31, 2007, Messrs. Blake and Milen acted as the nominating committee and met one time for the period.  Each member of the nominating committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  Our Board of Directors has adopted a written charter for the nominating committee, which is available at our website at www.ajsmithbank.com.

The functions of the nominating committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership.

The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members.  In addition, the nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The nominating committee also takes into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

The nominating committee does not have any specific written minimum qualifications or skills that it believes must be met by either a committee-recommended or a securityholder-recommended candidate in order to serve on the board.  The committee applies an equal level of scrutiny and review to all candidates, whether they have been provided by the committee or through a securityholder nomination.  The nominating committee believes that at least one of our directors must possess the requisite financial sophistication to satisfy the standards required for Nasdaq-listed companies.  We have not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

Procedures for the Nomination of Directors by Stockholders

The nominating committee has adopted procedures for the submission of director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the nominating committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 14757 South Cicero Avenue, Midlothian, Illinois 60445.  The Corporate Secretary must receive a submission not less than 90 days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a stockholder for presentation at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Stockholder Proposals”.

Stockholder Communications with the Board

A stockholder who wants to communicate with the Board of Directors or with any individual director can write to our President at 14757 South Cicero Avenue, Midlothian, Illinois 60445, Attention:  President.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly; for example if it is a request for information about us or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors’ meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics is available on our website at www.ajsmithbank.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Audit Committee

The Board of Directors has adopted a written charter for the audit committee. The audit committee consists of the following directors:  Messrs. Blake (committee Chair), Aurelio and Milen.  Responsibilities of the audit committee include  examining and approving the audit report prepared by our independent registered public accountants, reviewing and recommending the independent registered public accountants to be engaged by us, reviewing our internal audit function and internal accounting controls, and reviewing and approving audit policies.  In addition, the audit committee meets with the independent registered public accountants to review the results of the annual audit and other related matters.  The audit committee met 4 times during the year ended December 31, 2007.

Each member of the audit committee is “independent” as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Exchange Act.  Each member of the audit committee is able to read and understand financial statements, and no member of the audit committee has participated in the preparation of our financial statements or A. J. Smith Federal’s, or any of A. J. Smith Federal’s subsidiaries’ financial statements during the past three years.  Director Aurelio is deemed by us to be an “audit committee financial expert”.  Director Aurelio has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that we reasonably expect to be raised in connection with a review of our financial statements.  Mr. Aurelio has actively reviewed our financial statements since becoming a director in 1999.  Director Aurelio has acquired these attributes through the experience he has gained as the Chief Executive Officer overseeing and actively supervising a principal financial officer in a company he privately owns.

Audit Committee Report

Management is responsible for our internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

In accordance with rules recently established by the SEC, the audit committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the audit committee has:

•	Reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and our independent registered public accountants;

•	Discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•
Received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accountants their independence from us; and

•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management and the independent accountants, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the SEC.  In addition, the audit committee approved the appointment of Crowe Chizek and Company LLC as our independent registered public accountants for the fiscal year ending December 31, 2008, subject to the ratification of this appointment by our stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the audit committee:
Directors Blake, Aurelio and Milen.

Evaluation of Disclosure Controls and Procedures

 Under the supervision and with the participation of our management, including our Chief Executive Officer, President and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of the end of the fiscal year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officer, President and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in our periodic SEC filings.

Compensation Committee

Messrs. Blake and Aurelio act as the compensation committee, which meets periodically to review the performance of officers and employees and determine compensation programs and adjustments.  Mr. Butkus is not present, does not vote on, or participate in deliberations with respect to his compensation and will not vote on compensation of other executive officers.  The compensation committee met one time in 2007.  None of the members of the Committee were officers or employees of AJS Bancorp, Inc. or its subsidiaries during the 2007 fiscal year or in prior years.  Each member of the compensation committee is independent as defined under the Nasdaq listing standards.

The compensation committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs.  Compensation of the President and Chief Executive Officer and other executive officers for the fiscal year ended December 31, 2007 was paid by A.J. Smith Federal and determined by the Board of Directors of A. J. Smith Federal upon the recommendation of the compensation committee.

In order to keep costs to a minimum the compensation committee does not employ an outside consultant to provide recommendations on employee or officer compensation.  The committee does not delegate authority to determine executive and director compensation to any individual or entity.  However, using guidelines established by the compensation committee, our department of human resources will forward a copy of the historical salary and bonus compensation to the committee and give recommendations of salary increases and annual bonuses based on the performance of the officer or employee.  The committee also relies on publicly available information including compensation surveys, market and employment conditions within the region or nation, and payroll statistics to discharge their responsibilities.

Compensation Committee Interlocks and Insider Participation

The Company does not independently compensate its executive officers, directors, or employees.  The compensation committee retains the principal responsibility for the compensation of the officers, directors and employees of A. J. Smith Federal.  The Board of Directors reviews the benefits provided to A. J. Smith Federal’s officers and employees.

Summary Compensation Table.  The following table shows the compensation of Thomas R. Butkus, our principal executive officer, Lyn G. Rupich, our principal operations officer,  and W. Anthony Kopp, our Senior Commercial Vice President.

Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock awards ($) (2)	Option awards ($) (2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and non- qualified deferred compensation earnings ($)(4)	All other compensation ($)	Total ($)
Thomas R. Butkus, Chairman and Chief Executive Officer	2007 2006	$189,000 185,000	$ 7,000 9,000	$46,900 46,900	$13,500 13,500	—	$8,300 7,700	$65,100 61,300(5)	$329,800 323,400
Lyn G. Rupich, President and Chief Operating Officer	2007 2006	$138,000 134,000	$13,400 13,400	$42,600 42,600	$12,400 12,400	—	$ 300 200	$22,500 23,700(6)	$229,200 226,300
W. Anthony Kopp, Senior Vice President	2007 2006	$ 89,600 87,600	$ 5,000 —	$ 7,500 7,500	$ 5,600 5,600	$ — 11,600	$3,800 3,200	$10,300 11,400(8)	$121,800 126,900

___________________________
(1)
Salary figures include employee contributions made to the Executives’ and Directors’ Deferred Compensation Plan.  Mr. Butkus contributed $19,900 and $20,300 during the years ended 2007 and 2006, respectively, Ms. Rupich contributed $3,900 and $3,200 during the years ended 2007 and 2006, respectively, and Mr. Kopp contributed $14,200 and $15,300 during the years ended 2007 and 2006, respectively, to the Executives’ and Directors’ Deferred Compensation Plan.

(2)
Reflects the grant date fair value calculated in accordance with FAS 123 (R).  Please see Note 10 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(3)
Mr. Kopp’s 2006 non-equity incentive plan compensation reflects an arrangement whereby Mr. Kopp can earn a cash incentive upon meeting certain benchmark goals in originations of commercial loans and generating fees earned on those commercial loans.  The incentive is based upon a percentage of such loans originated and fees generated.  Mr. Kopp did not earn a non-equity cash incentive but did earn a discretionary bonus during 2007.

(4)
Figures represent above market earnings on the Executives’ and Directors’ Deferred Compensation plan.  Above market interest was calculated using the previous year end employee deferred compensation account balances multiplied by the difference between the current year end deferred compensation earnings credit rate and 120% of the applicable federal long-term compounded interest rate.

(5)
During 2007 Mr. Butkus’ other compensation reflects director fees of $18,000, country club membership fees of $11,900, retirement health benefit of $10,300, profit sharing contribution of $10,900, automobile benefit of $1,400, dividends on unvested recognition and retention stock of $1,700, and dividend equivalent rights payable to holders of stock options of $10,900.  During 2006 Mr. Butkus’ other compensation reflects director fees of $18,000, country club membership fees of $10,200, retirement health benefit of $7,200, profit sharing contribution of $15,600, automobile benefit of $1,400, dividends on unvested recognition and retention stock of $2,600, and dividend equivalent rights payable to holders of stock options of $6,400.

(6)
Ms. Rupich’s other compensation reflects a profit sharing contribution of $10,300, automobile benefit of $700, dividends on unvested recognition and retention stock of $1,500, and dividend equivalent rights payable to holders of stock options of $10,000.  Ms. Rupich’s other compensation reflects a profit sharing contribution of $14,800, automobile benefit of $700, dividends on unvested recognition and retention stock of $2,300, and dividend equivalent rights payable to holders of stock options of $5,900.

(7)
Mr. Kopp’s other compensation reflects a profit sharing contribution of $5,400, dividends on unvested recognition and retention stock of $300, and dividends payable to holders of stock options of $4,600.  Mr. Kopp’s other compensation reflects a profit sharing contribution of $8,300, dividends on unvested recognition and retention stock of $400, and dividends payable to holders of stock options of $2,700.

Employment Agreements.  A. J. Smith Federal and Thomas R. Butkus entered into a revised employment agreement on August 19, 2003.  The revised employment agreement has an initial term of 36 months.  On each anniversary date of the agreement, the Board of Directors may extend the term of the employment agreement for an additional year.  Mr. Butkus’ current annual salary under the employment agreement is $189,000.  His salary will be reviewed by the board at least annually, and may be increased but not decreased.  The agreement provides for insurance benefits, including lifetime health benefits for Mr. Butkus and his spouse, and participation in other employee benefits generally available or available to senior management.  Mr. Butkus is entitled to the use of an automobile and reimbursement of maintenance costs for such automobile, as well as reimbursement of reasonable out-of-pocket expenses, including membership fees in certain clubs and organizations that are necessary or appropriate to further the business of A. J. Smith Federal.  Mr. Butkus is entitled to participate in an equitable manner with other senior executives in discretionary bonuses awarded from time to time.  A. J. Smith Federal may terminate Mr. Butkus’ employment for just cause at any time.  Should A. J. Smith Federal terminate Mr. Butkus’ employment during the term of the agreement for reasons other than just cause or within 12 months of a change in control, or in the event Mr. Butkus voluntarily terminates his employment within 90 days of the occurrence of an event which amounts to a “constructive discharge”, then Mr. Butkus would be entitled to receive an amount equal to three times the sum of his base salary and the highest rate of bonus awarded to him during the prior three years.  In addition, Mr. Butkus would be entitled to the payment of a lump sum equal to the present value of contributions that A. J. Smith Federal would have made on his behalf under its tax-qualified retirement plans had Mr. Butkus continued to work for A. J. Smith Federal for 36 months following his termination.  Mr. Butkus would also vest on the date of his termination in any outstanding unvested stock options or shares of restricted stock awarded to him.  Under the agreement, a “constructive discharge” is defined, generally, as any of the following events: (i) the relocation of his principal place of employment by more than 35 miles; (ii) a material reduction in his compensation; (iii) A. J. Smith Federal’s failure to increase his salary or to pay Mr. Butkus a discretionary bonus when awarded to other senior executives; (iv) A. J. Smith Federal’s failure to continue to provide him with compensation and benefits provided for under the agreement; (v) the imposition of the requirement that he report to persons other than the board; (vi) the assignment of duties and responsibilities materially different from those associated with his position; (vii) the failure to reelect him to the board; or (viii) a material diminution of his responsibilities or authority.  In the event his termination of employment is due to a change in control, certain perquisites provided during employment, such as the use of an automobile and club memberships, would continue to be provided for 36 months following such termination. In the event payments to Mr. Butkus would include an “excess parachute payment” as defined in the Internal Revenue Code, the payment to him under the employment agreement would be reduced to avoid this result.  If Mr. Butkus retires during the term of the agreement, he (or, in the event of his death after retirement but prior to payment of retirement benefits, his estate) will be paid, within six (6) months of such retirement, a lump sum payment equal to 50% of his annual salary.  The employment agreement also provides for a disability benefit in the event of Mr. Butkus’ disability and a death benefit equal to one year’s salary in the event of his death during the term of the agreement.

Supplemental Executive Agreement. We have entered into a supplemental executive agreement with Mr. Butkus.  In the event of a change in control (as defined in Mr. Butkus’ employment agreement) of A.J. Smith Federal or AJS Bancorp, Inc., Mr. Butkus will be entitled to receive under this agreement, an amount, payable by AJS Bancorp, Inc., in addition to any compensation or benefits payable by A. J. Smith Federal pursuant to the employment agreement, equal to the difference, if any, between the amount that would be paid under the employment agreement but for the cut-back to avoid an excess parachute payment, and the amount that is actually paid under the terms of the employment agreement.   In addition, AJS Bancorp, Inc. agrees to pay any excise taxes or other taxes that would be owed by the executive as a result of having an excess parachute payment.

A. J. Smith Federal and Lyn G. Rupich entered into an employment agreement on October 22, 2005.  The agreement has an initial term of 36 months but may be extended by the Board for an additional year on each anniversary date.  The employment agreement provides for a base annual salary of $138,000, which will be reviewed by the board at least annually, and may be increased but not decreased.  Under the agreement, Ms. Rupich will share in normal salary increases at a rate not less than the higher of (i) the senior management employees’ average percentage increases or (ii) the average of the percentage increases afforded to all employees of the Bank (in both cases, exclusive of the percentage increase in salary of the chief executive officer).  In the event of a change in control the agreement obligates the Board to continue to annually review the rate of Ms. Rupich’s base salary, and increase said rate by a percentage that is not less than the average annual percentage increase in base salary that Ms. Rupich received over the three calendar years immediately preceding the year in which the change in control occurs.  In addition to base salary, Ms. Rupich is entitled to a discretionary bonus that will be not less than 10% of her base salary, if discretionary bonuses are awarded to other senior management, and if not generally awarded to all senior management, then her discretionary bonus will be at an amount or percentage that is at least equal to the average of those awarded to senior management, including the chief executive officer.  A. J. Smith Federal will also provide Ms. Rupich with an automobile suitable to her position as President and Chief Operating Officer.

A. J. Smith Federal may terminate Ms. Rupich’s employment for just cause at any time.  Should A. J. Smith Federal terminate Ms. Rupich’s employment during the term of the agreement (for reasons other than just cause) or within 12 months of a change in control, or in the event Ms. Rupich voluntarily terminates her employment within 90 days of the occurrence of a constructive discharge, then Ms. Rupich would be entitled to receive an amount equal to one and one-half (1½) times the sum of her base salary and the highest rate of bonus awarded to her during the prior 18 months.  (For these purposes, constructive discharge is defined in the same manner as under Mr. Butkus’ agreement, without reference to Ms. Rupich’s appointment to the Board.)  In addition, Ms. Rupich would be entitled to the payment of a lump sum equal to the present value of contributions that A. J. Smith Federal would have made on her behalf under its tax-qualified retirement plans had Ms. Rupich continued to work for A. J. Smith Federal for 18 months following her termination.  Ms. Rupich would also vest on the date of her termination in any outstanding unvested stock options or shares of restricted stock awarded to her.  In addition, for 18 months following termination of employment, Ms. Rupich will be entitled to continued life, medical, dental and disability coverage substantially identical to the coverage maintained for Ms. Rupich prior to her termination.  She will also be entitled to a lump sum payment in an amount equal to the present value of the contributions that would have been made by A. J. Smith Federal on her behalf under the tax-qualified retirement plans, assuming she had continued working for an additional 18 months, earning the base salary required under the employment agreement and making the maximum amount of employee contributions permitted, if any, under such plans.  All amounts payable to Ms. Rupich in cash will be paid in one lump sum (adjusted to reflect the present value of such accelerated payment) within thirty (30) days of such termination (or if Section 409A of the Internal Revenue Code (“Code”) applies, on the first day of the seventh month following Ms. Rupich’s termination of employment).  The employment agreement also provides for a disability benefit in the event of Ms. Rupich disability and a death benefit equal to one year’s salary in the event of her death during the term of the agreement.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2007 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Thomas R. Butkus, Chairman and Chief Executive Officer	19,200	4,800	None	18.75	May 21, 2013	2,500	50,000	None	None
Lyn G. Rupich, President and Chief Operating Officer	17,600	4,400	None	18.75	May 21, 2013	2,274	45,480	None	None
W. Anthony Kopp, Senior Vice President	8,000	2,000	None	18.75	May 21, 2013	400	8,000	None	None

(1)	Options and stock awards vest at a rate of 20% annually each May 21, 2003 through and including 2008.

Stock Option Plan.  During the year ended December 31, 2003, we adopted, and our stockholders approved, the AJS Bancorp, Inc. 2003 Stock Option Plan (the “Stock Option Plan”).  Under the Stock Option Plan, key employees and directors may receive up to 117,941 options to acquire shares of common stock.  The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in our corporate structure.  The awards include an equal number of reload options (“Reload Options”) and dividend equivalent rights (“Dividend Equivalent Rights”).  The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds.  For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds A. J. Smith Federal’s weighted average cost of funds on interest-bearing liabilities for the current quarter or the annualized aggregate dollar amount of the dividend exceeds A. J. Smith Federal’s after-tax net income for the current quarter.  The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered as payment of the exercise price.  Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder’s withholding tax.  The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered.  The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

Recognition and Retention Plan.  During the fiscal year ended December 31, 2003 we adopted, and our stockholders approved, the AJS Bancorp, Inc. 2003 Recognition and Retention Plan (the “Recognition Plan”).  Under the Recognition Plan up to 58,971 shares of common stock may be awarded to key employees and outside directors.  Recognition Plan awards vest ratably over a five-year period.

Compensation of the Board of Directors of A. J. Smith Federal

Our Directors do not receive compensation from us for their service on the board.  They do receive compensation for their service on the board of A.J. Smith Federal ..  During 2007 Directors were paid a fee of $1,500 for each regular meeting of the Board of Directors of A.J. Smith Federal attended and $400 for each committee meeting attended, except that Mr. Blake receives $500 for his attendance at each meeting of the loan committee, and other non-employee loan committee members receive $350 for each loan committee meeting attended. Directors are permitted one paid absence per year for Board meetings.  Directors are not paid if they are absent from any committee meetings.

Directors’ Summary Compensation Table.  Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2007.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (2)	Non-equity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($) (3)	All other compensation ($)	Total ($)
Roger L. Aurelio	19,200	10,500	3,300	None	11,600	3,100	47,700
Raymond J. Blake	28,100	10,500	3,300	None	-	3,100	45,000
Edward S. Milen	24,900	10,500	3,300	None	-	3,100	41,800
Richard J. Nogal(1)	18,000	4,800	1,000	None	6,900	600	31,300
___________________
(1)	Mr. Nogal’s amount listed under “Fees earned or paid in cash” is paid directly to the law firm of Goldstine, Skrodzki, Russian, Nemec and Hoff, Ltd., of which Mr. Nogal is a partner.
(2)
Reflects the grant date fair value calculated in accordance with FAS 123(R).  Please see Note 10 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(3)	Represents the change in the accrued value of the benefit due the named directors under the “2005 Retirement Plan for Outside Directors”, which plan is explained further below.

Retirement Plan for Outside Directors.  A. J. Smith Federal maintains a retirement plan for outside directors to provide retirement income to such directors upon their termination of service.  Due to the American Jobs Creation Act of 2004, the plan was frozen as to any new contributions or accruals effective December 21, 2004.  Messrs. Aurelio, Blake and Milen are participants in the plan.  A new retirement plan for outside directors was implemented effective April 21, 2005.  Messrs. Aurelio and Nogal are participants in the 2005 Retirement Plan for Outside Directors.  The Board of Directors may, at its discretion, designate additional outside directors as participants.

Under the old Retirement Plan for Outside Directors, if a director terminates service for any reason other than death, he will receive ten annual payments, equal to 10% for each full year of service on the Board of Directors of A. J. Smith Federal (up to 10 years of service), multiplied by $12,000.  At the participant’s election, payments may be made in a lump sum or over a period of years, not to exceed 20 years.  Distributions from a participant’s vested benefits may be made in the event of an unforeseeable emergency or financial hardship.  Upon termination of service, a participant may request an accelerated distribution of his benefits in the form of a lump sum distribution of 90% of the present value of his vested benefit.  The remaining balance will be forfeited.  Upon a change in control, each participant will receive the present value of his vested benefit in a lump sum.  If a participant dies before payment of his retirement benefit has commenced, or after payment has commenced, such payment or any remaining payments will be made to his beneficiary.  All obligations arising under the plan are payable from the general assets of A. J. Smith Federal.

Under the 2005 Retirement Plan for Outside Directors, if a director terminates service for any reason other than death, he will receive ten annual payments, equal to 10% for each full year of service on the Board of Directors of A. J. Smith Federal (up to 10 years of service), multiplied by $12,000. Alternatively, a Participant may elect another form of payment during the calendar year 2005, in accordance with guidance issued under Code Section 409A, or if later, at the time of his initial participation in the Plan.  Any other form of benefit shall be the actuarial equivalent of the benefit set forth above.  Such optional distribution election once made by a Participant shall be irrevocable. Distributions from a participant’s vested benefits may be made in the event of an unforeseeable emergency.  Upon a change in control, each participant will receive the present value of his vested benefit in a lump sum.  If a participant dies before payment of his retirement benefit has commenced, or after payment has commenced, such payment or any remaining payments will be made to his beneficiary.  All obligations arising under the plan are payable from the general assets of A. J. Smith Federal.

For the plan year ending December 31, 2007, A. J. Smith Federal accrued a liability of $20,200 under both the Retirement Plan for Outside Directors and the 2005 Retirement Plan for Outside Directors.

Retirement Plan for Inside Directors.  A. J. Smith Federal maintains a retirement plan for employee directors.  The plan was initially effective as of December 18, 1995, and was amended and restated effective as of January 1, 2001.  Mr. Thomas R. Butkus is the only participant in the plan.  Mr. Butkus is 100% vested in his account balance.  The retirement plan benefit for Mr. Butkus has been calculated with the intended goal of providing him with a benefit at retirement equal to 70% of his final average pay.  The balance of his account will be payable in the form of single life annuity, unless he elects another form of payment.  Benefits under the plan may be paid early upon an unforeseeable emergency or financial hardship.  Upon termination of service, Mr. Butkus may request an accelerated distribution of his benefits in the form of a lump sum distribution of 90% of the present value of his account balance.  In the event of such an election, the remaining balance will be forfeited.  Upon a change in control, he will receive the present value of his account balance in a lump sum.  If he dies before payment of his vested benefit has commenced, or after payment has commenced, payment will be made to his beneficiary.  The plan is considered an unfunded plan for tax and ERISA purposes.  All obligations arising under the plan are payable from the general assets of A. J. Smith Federal.  For the plan year ended December 31, 2007, A. J. Smith Federal accrued a liability of $34,800 for earnings under the plan.

Transactions With Certain Related Persons

A. J. Smith Federal offers to directors, officers, and employees loans which are made by A. J. Smith Federal to such persons in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as those prevailing at the time for comparable transactions with other persons, and which do not involve more than the normal risk of collectibility or present other unfavorable features.  All such loans were performing in accordance with their terms as of the date of this Proxy Statement.  Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees.  The interest rate on loans to directors and officers is the same as that offered to A. J. Smith Federal’s other employees.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to us.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to A. J. Smith Federal’s directors and officers are made in conformity with the Federal Reserve Act lending restrictions.

The following table sets forth loans made by A. J. Smith Federal to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2007 and all amounts of interest payable during the year ended December 31, 2007 exceeded $120,000, and where the borrowers received interest rate discounts.

Name and Position	Nature of Transaction	Largest Aggregate Balance Between January 1, 2007 and December 31, 2007	Interest Rate	Principal Balance December 31, 2007	Principal Paid Between January 1, 2007 and December 31, 2007	Interest Paid Between January 1, 2007 and December 31, 2007
Thomas Butkus Chief Executive Officer	Mortgage loan on primary residence	$611,800	4.50%	$597,900	$13,900	$29,500
Lyn G. Rupich President	Mortgage loan on primary residence	$497,500	4.375%	$488,600	$ 8,900	$21,600
Lyn G. Rupich President	Home equity on primary residence	$ 91,200	6.75%	$ 80,600	$10,600	$ 1,100
Raymond J. Blake Director	Mortgage loan on primary residence	$185,000	3.75%	$180,700	$4,300	$ 6,900

The Board of Directors does not have any written procedures for the review, approval or ratification of transactions between us and our directors, officers or their immediate family members.  As a matter of practice, the entire board will consider a potential transaction involving a director, officer or their immediate family members.  Any transaction will be made on terms no less favorable to us as would be obtainable from an unaffiliated third party.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of the Board of Directors has approved the appointment of Crowe Chizek and Company LLC as our auditors for the 2008 fiscal year, subject to the ratification of the appointment by our stockholders.  Auditors are not deemed independent under the securities laws unless the audit committee has approved the appointment, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the independent registered public accountants. At the Annual Meeting, stockholders will consider and vote on the ratification of the appointment of Crowe Chizek and Company LLC for our fiscal year ending December 31, 2008.  A representative of Crowe Chizek and Company LLC is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

During the past two years the aggregate fees billed for professional services rendered by Crowe Chizek and Company LLC (the “Independent Auditor”) were as follows:

Audit Fees.  Fees for the audit of our annual financial statements and for the review of our quarterly reports were $107,700 for 2007 and $103,200 for 2006.

Audit-Related Fees.  Fees for professional services related to the Form 10-K were $7,000 for 2007 and $7,000 for 2006.

Tax Fees.  Aggregate fees for tax compliance, tax advice and tax planning were $18,000 for 2007 and $20,750 for 2006.

All Other Fees.  Fees for services other than those listed above were $2,900 for 2007 and $1,300 for 2006.  The 2006 fees relate primarily to general accounting matters and benefit plan accounting related services.

Crowe Chizek and Company LLC was not paid fees by us relating to financial information systems design and implementation.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accountants.  The audit committee concluded that performing such services in 2007 and 2006 did not affect the independent registered public accountants’ independence in performing their function as our independent registered public accountants.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Independent Auditor. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular services or category of services and is generally subject to a specific budget.  The audit committee has delegated pre-approval authority to its Chairman when expedited services are necessary.  The Independent Auditor and management are required to periodically report to the full audit committee regarding the extent of services provided by the Independent Auditor in accordance with this pre-approval, and the fees for the services performed to date.  All of the tax fees and other fees paid in 2007 were approved per the audit committee’s pre-approval policies.

In order to ratify the appointment of Crowe Chizek and Company LLC as the independent registered public accountants for the 2008 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.  The Board of Directors recommends a vote “FOR” the ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accountants for the 2008 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder’s proposal to take action at such meeting must be received at our executive office, 14757 South Cicero Avenue, Midlothian, Illinois 60445, no later than  December 23, 2008.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Corporate Secretary at least five (5) days before the date fixed for such meeting. The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The date on which next year’s Annual Meeting of Stockholders is expected to be held is May 20, 2009.  Accordingly, advance written notice of business or nominations to the board of directors to be brought before the Annual Meeting of Stockholders must be given to us no later than May 15, 2009.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by us.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, our directors, officers and regular employees and directors, officers and regular employees of A. J. Smith Federal may solicit proxies personally or by telephone without additional compensation.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, AJS Bancorp, Inc., 14757 South Cicero Avenue, Midlothian, Illinois 60445.

BY ORDER OF THE BOARD OF DIRECTORS

Corporate Secretary
Midlothian, Illinois
April 21, 2008

REVOCABLE PROXY

AJS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of AJS Bancorp, Inc., which the undersigned is entitled to vote at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 14757 S. Cicero, Midlothian, Illinois 60445, at 1:00 p.m., (local time) on May 21, 2008.    The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1.

The election as a director of the nominee listed below (except as marked to the contrary below).

Roger L. Aurelio

INSTRUCTION: To withhold your vote for the nominee, write the name of the nominee on the line below.
_______________________
_______________________

		FOR ☐	VOTE WITHHELD ☐
		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to our Corporate Secretary at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect.  This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Annual Meeting and a Proxy Statement dated April 21, 2008.

Dated: _________________, 2008

☐ Check Box if You Plan to Attend the Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.